Exhibit 4.9

Execution Version

SERIES 2024-1 SUPPLEMENT

among

CENTERSQUARE ISSUER LLC,

CENTERSQUARE CO-ISSUER LLC

and

EACH OF THE ASSET ENTITIES PARTY HERETO FROM TIME TO TIME,

as Obligors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

dated as of October 17, 2024

Secured Data Center Revenue Notes, Series 2024-1

Schedule I Closing Date Real Estate Asset Entities

i

SERIES 2024-1 SUPPLEMENT

THIS SERIES 2024-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of October 17, 2024, is among Centersquare Issuer LLC, a Delaware limited liability company (the “ Issuer”), Centersquare Co-Issuer LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), Centersquare MSA Holdings LLC, a Delaware limited liability company and each of the Closing Date Real Estate Asset Entities listed on Schedule I hereto (collectively, the “Closing Date Real Estate Asset Entities”) and Centersquare Non-RE Asset Entity LLC, a Delaware limited liability company (the “Closing Date Non-RE Asset Entity” and, collectively with the Closing Date Real Estate Asset Entities, the “Closing Date Asset Entities”; the Closing Date Asset Entities together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Co-Issuers, collectively, the “Obligors”) and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into an Indenture, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), between the Indenture Trustee and the Obligors;

WHEREAS, the Co-Issuers and the Asset Entities desire the Co-Issuers to issue $585,000,000 of Secured Data Center Revenue Notes, Series 2024-1, consisting of (i) up to $100,000,000 Secured Data Center Revenue Variable Funding Notes, Series 2024-1, Class A-1 Notes (the “Series 2024-1 Class A-1 Notes”), (ii) $400,000,000 Secured Data Center Revenue Term Notes, Series 2024-1, Class A-2 Notes (the “Series 2024-1 Class A-2 Notes” and, together with the Series 2024-1 Class A-1 Notes, the “Series 2024-1 Class A Notes”) and (iii) $85,000,000 Secured Data Center Revenue Term Notes, Series 2024-1, Class B Notes (the “Series 2024-1 Class B Notes” and, together with the Series 2024-1 Class A-2, the “Series 2024-1 Term Notes” and, together with the Series 2024-1 Class A-1 Notes, the “Series 2024-1 Notes”), pursuant to this Series Supplement to the Base Indenture;

WHEREAS, the Co-Issuers represent that they have duly authorized the issuance of the Series 2024-1 Notes;

WHEREAS, the Series 2024-1 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Base Indenture. All words and phrases defined in the Base Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).

“Base Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Closing Date” shall mean October 17, 2024.

“Date of Issuance” shall mean, with respect to the Series 2024-1 Notes, October 17, 2024.

“Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Initial Purchasers” shall mean TD Securities (USA) LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp. and Scotia Capital (USA) Inc.

“KBRA” shall mean Kroll Bond Rating Agency LLC.

“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) the issuance of Additional Notes pursuant to Section 2.12(b) of the Base Indenture or (ii) amendments pursuant to Section 13.01 of the Base Indenture.

“Note Rate” shall, for each Class of the Series 2024-1 Notes, mean the rate per annum at which interest accrues on such Class set forth in Section 2.01(a).

“Offering Memorandum” shall mean the Offering Memorandum dated October 10, 2024, relating to the offering by the Co-Issuers of the Series 2024-1 Term Notes.

“Passive Bookrunner” shall mean Brookfield Securities LLC.

“Post-ARD Note Spread” shall, for each Class of the Series 2024-1 Notes, be the spread per annum set forth in Section 2.01(f).

“Prepayment Period” shall mean, in relation to the Series 2024-1 Class A-2 Notes, the period that commences on the Payment Date occurring in October 2027.

“Rated Final Payment Date” shall mean, in relation to the Series 2024-1 Notes, the meaning ascribed to it in Section 2.01(c).

“Rating Agency” shall mean, in relation to the Series 2024-1 Notes, KBRA and/or any other nationally recognized statistical rating organization then rating the Series 2024-1 Notes at the request of the Co-Issuers or the Manager, in each instance so long as such Rating Agency continues to rate the Series 2024-1 Notes.

“Rating Agency Confirmation” shall mean, in connection with any transaction or matter with respect to any Class of Series 2024-1 Notes, (i) notification in writing to each Rating Agency then rating such Class of Series 2024-1 Notes at least 10 Business Days’ (or such shorter period that is acceptable to the Rating Agency) prior to such transaction or matter or promptly thereafter if prior notice is not possible and (ii) notification in writing by each such Rating Agency (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Class of Series 2024-1 Notes by such Rating Agency; provided that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency (x) refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Base Indenture or (y) has indicated that it is not the customary procedure of such Rating Agency to provide notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Class of Series 2024-1 Notes by such Rating Agency, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to the request is due to a commercial dispute between the Co-Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees. Notwithstanding any of the foregoing to the contrary, if (x) the Series 2024-1 Notes are rated by a Rating Agency other than KBRA, Rating Agency Confirmation will be deemed to have been obtained with respect to any transaction or matter if such Rating Agency provides the applicable notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2024-1 Notes by such Rating Agency, even if KBRA does not (so long as KBRA does not provide notification in writing that such transaction or matter will result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2024-1 Notes by KBRA), or (y) any other Series of Notes is rated by a Rating Agency other than KBRA, Rating Agency Confirmation will be deemed to have been obtained with respect to any transaction or matter if (i) such Rating Agency provides the applicable notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Series of Notes by such Rating Agency, even if KBRA does not (so long as KBRA does not provide notification in writing that such transaction or matter will result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2024-1 Notes by KBRA), and (ii) such transaction or matter does not materially adversely affect the Series 2024-1 Notes as compared to such other Series of Notes.

“Rating Agency Declination” shall mean, with respect to any Rating Agency then rating any Class of Series 2024-1 Notes, (x) an indication by such Rating Agency, that is not the customary procedure of such Rating Agency to provide notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to such Class of Series 2024-1 Notes by such Rating Agency or (y) a written waiver or acknowledgement from such Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Co-Issuers or their Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.

“Series 2024-1 Class A-1 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2024-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2024-1 Class B Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2024-1 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2024-1 Variable Funding Note Purchase Agreement” for the Series 2024-1 Class A-1 Notes shall mean the Series 2024-1 Variable Funding Note Purchase Agreement, dated as of October 17, 2024 by and among the Co-Issuers, the Guarantors, the Closing Date Asset Entities, the Parent, the Manager, certain conduit investors party thereto from time to time, certain funding agents party thereto from time to time, the committed note purchasers party thereto from time to time and Wilmington Trust, National Association, as Class A-1 Paying Agent.

“Series Disposition Period Date” shall, for the Series 2024-1 Notes, have the meaning ascribed to it in Section 2.01(h).

“Targeted Amortization Amount” shall mean, as of each Payment Date with respect to each Class of Series 2024-1 Notes, $0.

“VFN Interest Accrual Period” shall, for the Series 2024-1 Class A-1 Notes, mean “Interest Accrual Period” as defined in Section 3.01(g) of the Series 2024-1 Variable Funding Note Purchase Agreement.

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)	“or” is not exclusive;

(d)	“including” means including without limitation;

(e)	words in the singular include the plural and words in the plural include the singular;

(f)	all references to “$” are to United States dollars unless otherwise stated;

(g)           any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns

(h)	references to a Person are also to its permitted successors and assigns; and

(i)            the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified.

ARTICLE II

SERIES 2024-1 NOTE DETAILS; FORMS OF SERIES 2024-1 NOTES

Section 2.01 Series 2024-1 Note Details.

(a)            The aggregate principal amount of the Series 2024-1 Notes which may be initially authenticated and delivered (or registered, in the case of Uncertificated Notes) under this Series Supplement shall be divided into Classes designated as “Class A-1”, “Class A-2” and “Class B” with the respective initial principal balances, Note Rates and ratings set forth below (except for Series 2024-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Base Indenture):

	Initial Class
	Principal	Note Principal		Note	Rating
Series/Class	Balance	Balance	Note Type	Rate	(KBRA)
Series 2024-1, Class A-1	$100,000,000	$*	Variable Funding Notes	**	A- (sf)
Series 2024-1, Class A-2	$400,000,000	$400,000,000	Term Notes	5.200%	A- (sf)
Series 2024-1, Class B	$85,000,000	$85,000,000	Term Notes	5.600%	BBB- (sf)

* The Note Principal Balance of the Series 2024-1 Class A-1 Notes may be drawn, paid back, and redrawn, subject to certain conditions set forth in the Series 2024-1 Variable Funding Note Purchase Agreement, up to a maximum principal amount of $100,000,000. The Note Principal Balance of the Series 2024-1 Class A-1 Notes as of the Closing Date is expected to be $0.

** The Note Rate for the Series 2024-1 Class A-1 Notes shall be a base rate or a benchmark rate determined in accordance with the Series 2024-1 Variable Funding Note Purchase Agreement plus a spread, as set forth in the Series 2024-1 Variable Funding Note Purchase Agreement. From and after the Closing Date, VFN Undrawn Commitment Fees shall accrue on the Series 2024-1 Class A-1 Notes as provided in the Series 2024-1 Variable Funding Note Purchase Agreement.

(b)           The “Anticipated Repayment Date” for the Series 2024-1 Class A-1 Notes and each Class of Series 2024-1 Term Notes is the Payment Date in October 2029.

(c)           The “Rated Final Payment Date” for each Class and Tranche of the Series 2024-1 Notes is the Payment Date in October 2054.

(d)           The “Class A-1 Commitment Amount” with respect to the Series 2024-1 Notes shall be the Series 2024-1 Class A-1 Notes Maximum Principal Amount (as such term is defined in the Series 2024-1 Variable Funding Note Purchase Agreement).

(e)           The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2024-1 Notes shall be the Payment Date in November 2024. The initial VFN Interest Accrual Period for the Series 2024-1 Class A-1 Notes shall consist of 39 days. The initial Interest Accrual Period for the Series 2024-1 Class A-2 Notes shall consist of 38 days.

(f)            The Post-ARD Note Spread for each Class and Tranche of Series 2024-1 Notes is the spread set forth below:

Series/Class	Post-ARD Note Spread
Series 2024-1, Class A-1	5.0%
Series 2024-1, Class A-2	2.45%
Series 2024-1, Class B	3.15%

(g)           The Record Date for purposes of determining payments to the Noteholders of the Series 2024-1 Notes for the Payment Date in November 2024 shall be October 31, 2024.

(h)           The “Series Disposition Period Date” for the Series 2024-1 Notes is the Payment Date in October 2053.

Section 2.02 Delivery of Series 2024-1 Notes. Upon the execution and delivery of this Series Supplement on the Closing Date, the Co-Issuers shall execute and deliver the Series 2024-1 Notes (other than the Uncertificated Notes) to the Indenture Trustee, and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2024-1 Notes and deliver the Series 2024-1 Class A-1 Notes as directed by the Co-Issuers and shall deliver (or register, in the case of Uncertificated Notes) the Series 2024-1 Term Notes to the Depositary. The Series 2024-1 Class A-1 Notes will be registered or de-registered in the form of Uncertificated Notes and the Series 2024-1 Class A-2 Notes will be Book-Entry Notes. With respect to any Uncertificated Note, the Indenture Trustee shall provide to the applicable Holder promptly after registration of the Uncertificated Note in the Note Register by the Note Registrar a Confirmation of Registration.

Section 2.03 Forms of Series 2024-1 Notes. The Series 2024-1 Notes shall be in substantially the forms set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary. The Series 2024-1 Class A-1 Notes may be issued, transferred and held only in Definitive Form or, at the request of a Holder or transferee, registered or de-registered in the form of Uncertificated Notes.

Section 2.04 No Targeted Amortization Amounts. There will be no Targeted Amortization Amounts with respect to any Class of Series 2024-1 Notes.

Section 2.05 Funding of the Collection Account. On the Closing Date, the Obligors shall deposit into the Collection Account an amount equal to $25,861,233.63.

Section 2.06 Delivery of Liquidity Letter(s) of Credit / Funding of the Senior Note Interest and Expense Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Senior Note Interest and Expense Reserve Sub-Account an amount equal to $6,562,500.00, such that the sum of (x) the amount available to be drawn under any Liquidity Letters of Credit as of such date and (y) the amount on deposit in the Senior Note Interest and Expense Reserve Sub-Account as of such date will not be less than the Required Senior Note Interest and Expense Amount on the Closing Date (or will not be less than the Required Senior Note Interest and Expense Amount after giving effect to (i) the delivery of one or more Liquidity Letters of Credit on the Closing Date and (ii) any funds deposited into the Senior Note Interest and Expense Reserve Sub-Account on the Closing Date). $15,000,000.00 Liquidity Letters of Credit are expected to be issued on or prior to the Closing Date.

Section 2.07 Funding of the Priority Expense Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Priority Expense Reserve Sub-Account an amount equal to $10,856,695.07.

Section 2.08 Funding of the Capital Expenditures Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Capital Expenditures Reserve Sub-Account.

Section 2.09 Funding of the Forward Starting Contract Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Forward Starting Contract Reserve Sub-Account an amount equal to $306,123.44.

Section 2.10 Funding of the Other Expense Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Other Expense Reserve Sub-Account.

ARTICLE III

GENERAL PROVISIONS

Section 3.01 Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of October 17, 2024.

Section 3.02 Notices. Notices required to be given to KBRA by the Co-Issuers and/or the Asset Entities or the Indenture Trustee shall be mailed to Kroll Bond Rating Agency LLC, 805 Third Avenue, 29th Floor, New York, New York 10022.

Section 3.03 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.04 Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement by telecopy, e-mail, pdf or any other electronic means (e.g. “pdf”, Docusign or “tif”) shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “delivery”, “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Series Supplement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01 Applicability. The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Base Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CENTERSQUARE ISSUER LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

CENTERSQUARE CO-ISSUER LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

(Signature Page to Series 2024-1 Supplement)

9110-9180 commerce center circle llc

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

580 WINTER STREET LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

1919 PARK AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

3 CORPORATE PLACE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

17836 GILLETTE AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

4450 DEAN LAKES BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

(Signature Page to Series 2024-1 Supplement)

350 EAST CERMAK ROAD B LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

9310 FLORIDA PALM DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

45901 NOKES BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

45845 NOKES BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

115 2ND AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

8534 CONCORD CENTER DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

(Signature Page to Series 2024-1 Supplement)

375 RIVERSIDE PARKWAY A LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

12301 TUKWILA INTERNATIONAL BOULEVARD LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

3355 SOUTH 120TH PLACE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

2401 WALSH AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

2403 WALSH AVENUE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

1550 SPACE PARK DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

(Signature Page to Series 2024-1 Supplement)

22810-22860 INTERNATIONAL DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

8180 GREEN MEADOWS DRIVE LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

DCCO TUKWILA, LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

CENTERSQUARE MSA HOLDINGS LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

CENTERSQUARE NON-RE ASSET ENTITY LLC

By:	/s/ Steven Cook
	Name:	Steven Cook
	Title:	Chief Financial Officer and Treasurer

(Signature Page to Series 2024-1 Supplement)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Fazal-ur-Rehman
	Name:	Fazal-ur-Rehman
	Title:	Vice President

(Signature Page to Series 2024-1 Supplement)